UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549


                       -----------------------

                               FORM 8-K

                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934

                       -----------------------

          Date of Report (Date of earliest event reported):
                            March 30, 2005


                   United States Steel Corporation
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        (Exact name of registrant as specified in its charter)


       Delaware                1-16811               25-1897152
   ---------------     ----------------------   -------------------
   (State or other        (Commission File         (IRS Employer
   jurisdiction of             Number)          Identification No.)
    incorporation)

       600 Grant Street, Pittsburgh, PA              15219-2800
      ----------------------------------             ----------
       (Address of principal executive               (Zip Code)
             offices)

                            (412) 433-1121
                    ------------------------------
                   (Registrant's telephone number,
                         including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 30, 2005, United States Steel Corporation entered into an amendment of its Amended and Restated Receivables Purchase Agreement, dated November 28, 2001 among U. S. Steel Receivables LLC, as Seller; United States Steel LLC, as initial Servicer; the persons party thereto as CP Conduit Purchasers, Committed Purchasers and Funding Agents; and The Bank of Nova Scotia, as Collateral Agent. Pursuant to this amendment, the definition of "Eligible Receivable" was amended to include receivables with payment terms of not more than 64 days as Eligible Receivables. Prior to this amendment that definition included otherwise eligible receivables with payment terms of not more than 30 days and up to 15% (of total receivables) with payment terms no greater than 60 days. This amendment expands the pool of Eligible Receivables, but the amount available to United States Steel Corporation thereunder and total liquidity are not increased because the provision of the Agreement limiting maximum sales to $500 million was not amended.

The amended agreement is filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

     10.1 Amendment of Amended and Restated Receivables Purchase Agreement, dated November 28, 2001 among U. S. Steel Receivables LLC, as Seller; United States Steel LLC, as initial Servicer; the persons party thereto as CP Conduit Purchasers, Committed Purchasers and Funding Agents; and The Bank of Nova Scotia, as Collateral Agent.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION



By   /s/ Larry G. Schultz
     --------------------
     Larry G. Schultz
     Vice President & Controller



Dated:  March 31, 2005